CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Mortgagebrokers.com Holdings, Inc. (the “Company”) on Amendment No. 1 to Form 10-QSB for the period ending June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alex Haditaghi, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.    Such amended Quarterly Report on Form 10-QSB for the period ending June 30, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such amended Quarterly Report on Form 10-QSB for the period ending June 30, 2006, fairly presents, in all material respects, the financial condition and results of operations of Mortgagebrokers.com Holdings, Inc.

Dated: August 17, 2007

MORTGAGEBROKERS.COM HOLDINGS, INC.

By:    /s/ Alex Haditaghi
President, Chief Executive Officer
Chief Financial Officer and
Chairman of Board of Directors